Exhibit 10.6

Carveout GUARANTY

This CARVEOUT GUARANTY (“Guaranty”) is executed as of July 17, 2019, by NEW YORK CITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, whose address is c/o AR Global 405 Park Avenue, New York, New York 10022 (“Guarantor or Carveout Guarantor”), to and for the benefit of Nationwide Life Insurance Company, an Ohio corporation, together with its successors and assigns, whose address is One Nationwide Plaza, Fifth Floor, Columbus, Ohio 43215, Attention: Real Estate Investments, 1-05-701 (“Lender”).

RECITALS:

A.           Pursuant to the terms of that certain Loan Agreement of even date herewith, by and between Lender and ARG NYC196ORCHARD, LLC, a Delaware limited liability company (the “Borrower”) (as amended, restated, modified, supplemented, extended, renewed or replaced from time to time, the “Loan Agreement”), Lender has agreed to extend to Borrower a loan in the principal amount of up to FIFTY ONE MILLION and NO/100 U.S. DOLLARS ($51,000,000.00) (the “Loan”). The Loan is evidenced by that certain Modification, Consolidation and Extension Promissory Note of even date herewith made by Borrower and payable to the order of Lender (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note”).

B.           The Loan and Borrower’s obligations under the Loan Agreement and the Note are secured by, among other things, that certain Mortgage Modification, Consolidation, Extension, Security Agreement and Fixture Filing (as the same may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time, the “Security Instrument”) made by Borrower for the benefit of Lender, encumbering certain land and improvements constructed thereon (or to be constructed thereon) and other property more particularly described in the Security Instrument (collectively the land, improvements and such other property are referred to herein and in the Security Instrument as the “Property”), such land being more particularly described in Exhibit A attached to the Security Instrument.

C.        Guarantor acknowledges and agrees that this Guaranty and the covenants of Guarantor hereunder are an integral part of Lender’s security for the Loan and that Lender would not have made the Loan in the absence of this Guaranty and Guarantor’s covenants hereunder. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises hereof, the sum of $10.00 in hand paid by Lender to Guarantor and for the purpose of inducing Lender to make the Loan to Borrower, Guarantor hereby covenants and agrees as follows:

1.          Limited Recourse Liability. Guarantor hereby jointly and severally, unconditionally and absolutely (i) indemnifies and holds Lender, its officers, directors, shareholders, employees, agents, attorneys, successors and assigns and each of them, jointly and severally, harmless from and against, and (ii) guarantees to Lender the immediate payment for all Enforcement Costs and any and all actual, out of pocket costs, expenses (including Protective Advances), losses and/or damages incurred by Lender as a result of any of the following:

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(a)          Fraud, willful misconduct or material misrepresentation made by any of the Borrower Parties in connection with the Application, any of the Loan Documents, or any other supporting or due diligence documentation provided by Borrower, Guarantor or any of the Borrower Parties in connection therewith;

(b)          Failure by Borrower to pay or cause to be paid, any Real Estate Taxes which accrue prior to Lender taking title to the Property, or to pay assessments, charges for labor or materials, or any other charges that could result in Liens on all or any portion of the Property (except (x) for any Permitted Encumbrances, (y) such charges that are bonded off or discharged in accordance with the terms of the Loan Agreement, or (z) to the extent that sums sufficient to pay such amounts have been deposited into a cash collateral account with Lender for the purpose of paying such assessments and charges), provided, however, any such failure shall only trigger recourse liability if at the time of such failure, (A) Borrower had sufficient cash flow (i.e., Borrower has not made any distributions (excluding all commercially reasonable third party operating expenses) from the Property over the previous twelve month period unless Borrower has also reserved funds, on a monthly basis, in an amount that would reasonably be expected to be sufficient to pay such amounts as they become due) from the Property to pay such amounts but failed to do so; or (B) Borrower (x) had insufficient cash flow from the Property to pay such amounts, (y) failed to give Lender immediate written notice that Borrower would have insufficient cash flow from the Property to pay any amounts owed prior to their delinquency, and (z) is not cooperating in good faith with Lender in completing a deed in lieu of foreclosure, at Borrower’s sole cost and expense, to the extent Lender has requested a deed in lieu of foreclosure;

(c)          Misappropriation of: (i) proceeds of insurance received by or on behalf of Borrower covering all or any portion of the Property, (ii) proceeds received by or on behalf of Borrower from the sale or condemnation of all or any portion of the Property, or (iii) rentals or other income from the Property received by or on behalf of Borrower and not applied to satisfy Borrower’s obligations hereunder and/or under the Loan Documents;

(d)          Borrower causing or negligently permitting physical waste, arson or other similar damage to occur in, on or about the Property;

(e)          Failure by Borrower, a Borrower Affiliate or agent of Borrower to pay to Lender all unearned advance rentals and security deposits that have been paid to Borrower, a Borrower Affiliate or agent of Borrower, by tenants of the Property which are not delivered to Lender in accordance with the Loan Documents unless such funds have been refunded to such tenants or were applied in accordance with the terms and conditions of any of the Leases;

(f)          Borrower’s material amendment, modification, renewal (except as may be expressly provided for therein), extension, or termination of any Major Tenant Lease without Lender’s consent, if required pursuant to the terms of the Loan Documents, and the failure to deliver to Lender any Termination Fees (if required pursuant to the terms of the Loan Documents), including any amounts paid in connection with the bankruptcies or insolvencies of such tenants, and Borrower’s failure to assign any claims, proofs of claims or other rights relating to the future right to receive payment of such amounts;

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(g)          Loss by fire, casualty, acts of terrorism, or other events, not compensated by insurance proceeds collected by or remitted to Lender as a result of Borrower’s failure to comply with Lender’s insurance requirements (including the payment of any required deductibles);

(h)          Failure by Borrower to return, or cause to be returned, to Lender or reimburse Lender for all Security Property owned by Borrower and taken from the Property by or on behalf of Borrower out of the ordinary course of business and not replaced by items of like or greater value than the original value of the Security Property so removed;

(i)          Any breach of any representation, warranty, covenant or indemnity obligation under the Indemnity Agreement by Borrower or Guarantor;

(j)          Borrower’s failure to timely pay any amounts payable for all state documentary stamp taxes, recording and transfer taxes, and intangible personal property taxes, if any, which may be levied or assessed against the Loan, or any of the Loan Documents, together with all interest, penalties or charges in connection therewith; and

(k)          Borrower’s violation of the terms of the Condominium Documents in any material respect or Borrower’s failure to comply with the terms and conditions of the affirmative and negative covenants described in the Loan Agreement with respect to the Condominium Documents, including, without limitation, (i) without Lender’s prior written consent, Borrower entering into, or consenting to, any amendment of the Condominium Documents that requires the consent of Borrower or that would materially and adversely affect Borrower’s rights as owner of the Property or Lender’s rights as mortgagee, or (ii) without Lender’s prior written consent, Borrower voting to terminate the Condominium or to dissolve the Association for any reason.

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The obligations of Borrower in subsections (a) through (k) above shall survive (1) foreclosure under the Security Instrument (or Lender’s acceptance of a deed in lieu thereof); or (2) the satisfaction of all Obligations (including the full repayment of the Loan) under the Loan Documents, but only as to claims, or matters which are based upon or arise out of circumstances or conditions which are first created or which first arise or come into existence prior to the events described in (1) and (2) above. Notwithstanding the foregoing, so long as title to the Property is not transferred pursuant to a foreclosure proceeding (whether judicial or non-judicial), or by deed in lieu of foreclosure or otherwise in connection with any Event of Default before the Loan is indefeasibly paid in full, then one (1) year after the Loan is paid in full Borrower and/or Carveout Guarantor shall have the right by written request to Lender to have the obligations under subsection (i) terminated subject to the satisfaction of the following conditions: (a) the Loan was never in default (beyond the expiration of any applicable notice and cure periods) and Lender never exercised any default remedies, (b) no claim may be lawfully asserted with respect to matters covered by subsection (i) for which Lender is at risk of suffering any costs, expenses, losses and/or damages, (c) no claim with respect to any matters relating to any of the foregoing matters remains pending or unsatisfied in any respect, (d) with respect to the sunset of the environmental indemnities set forth in the Indemnity Agreement, Borrower or Carveout Guarantor has delivered to Lender an environmental report prepared by an environmental engineer approved by Lender showing the Property to be free of recognized environmental conditions (as defined in the current American Society for Testing Materials (ASTM) E1527-13 standard) and not in violation of Environmental Laws as of the date of payoff, (e) with respect to the sunset of the accessibility indemnities set forth in the Indemnity Agreement, Borrower or Carveout Guarantor has delivered to Lender a property condition report prepared by an inspector approved by Lender showing the Property to be in compliance with all Accessibility Laws as of the date of payoff, and (f) Borrower and Carveout Guarantor execute an estoppel certificate reasonably approved by Lender. The burden of proof with regard to establishing the foregoing circumstances shall be upon Borrower. Borrower acknowledges that the foregoing “release rights” are subject to Lender’s final review of the environmental reports and property condition reports in connection with closing the Loan and Lender reserves the right, in its sole discretion, to not offer the “release rights” if the reports indicate negative and adverse findings relative to the substance of the applicable report. Additionally, the obligations of Borrower and Carveout Guarantor in subsections (a) through (h) and (j) above shall be released twelve (12) months after the Loan is indefeasibly paid in full, subject to the following: (i) if at any time any payment of the principal of or interest under the Note or any other amount paid by Borrower or Carveout Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Borrower’s and Carveout Guarantor’s obligations shall be reinstated; and (ii) the foregoing release shall not apply to Borrower and Carveout Guarantor’s obligation to defend, indemnify and hold Lender harmless from any claims in accordance with the terms of the Loan Documents.

2.          Full Recourse Liability. Guarantor shall be personally, fully and completely liable for the payment of the Note (including all principal, interest and other charges associated therewith) and performance under the Loan Documents in the event that: (a) Borrower or any Person having a direct or indirect ownership interest in Borrower violates the covenants governing the placing of secondary financing pursuant to Sections 4.11(a)(ix), 7.1(m) or 8.1(g) of the Loan Agreement (except as permitted by Section 7.4 of the Loan Agreement), (b) Borrower or any Person having a direct or indirect ownership interest in Borrower violates the covenant restricting Dispositions (other than Permitted Dispositions) pursuant to Article VII of the Loan Agreement, (c) any of the Borrower Parties files a petition in bankruptcy or for the appointment of a receiver, or commences under any bankruptcy or insolvency law, proceedings for any Borrower Parties’ relief or for the compromise, extension, arrangement or adjustment of Borrower Parties’ obligations, (d) there is filed against any of the Borrower Parties a petition in bankruptcy or for the appointment of a receiver (other than a filing instituted by Lender), or there is commenced under any bankruptcy or insolvency law, proceedings for any Borrower Parties’ relief, or for the compromise, extension, arrangement or adjustment of any of the Borrower Parties’ obligations resulting from Borrower’s breach of the Loan Documents or any of the Borrower Parties collusion in an involuntary bankruptcy proceeding filed against any of the Borrower Parties which is not dismissed within one hundred eighty (180) days after the filing of same, (e) there is filed against Borrower any claim by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws that is based on (i) the Loan being deemed a fraudulent conveyance or fraudulent transfer; or (ii) the Loan being deemed a preferential transfer, (f) in the event any Borrower Parties or any Affiliate thereof challenges or disputes the validity or enforceability of any of the provisions of the Loan Documents following a Material Default, seeks to delay or impair the enforcement of Lender’s remedial rights under the Loan Documents following a Material Default under the Loan Documents, or challenges the validity, enforceability or first priority of the liens and security interests securing payment of amounts owing or payable under the terms of the Loan Documents (unless prior to such challenge Borrower has either commenced turning over all revenue (including any security deposits) from the Property or Borrower has cooperated with the appointment of a receiver to preserve and protect the Property during the pendency of such challenge), or (g) Borrower commits a material violation of Section 4.11 of the Loan Agreement which is a contributing factor in the substantive consolidation of Borrower with another entity.

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Lender’s rights under this Guaranty are in addition to all rights of Lender under the Security Instrument and the Loan Documents, and payments by Guarantor under this Guaranty shall not reduce the obligations and liabilities of Borrower under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents; provided, however, this shall not be construed to permit Lender to collect from Borrower for the same obligations or liabilities for which Lender has already received payment from Guarantor. The term “Guaranteed Obligations” shall refer to those obligations set forth in Section 1 and Section 2 above.

3.          Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance, is joint and several, and is not a guaranty of collection. This Guaranty shall continue to be effective with respect to any of the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs until a replacement guarantor has been provided pursuant to Section 20 hereof). Unless agreed to in writing by Lender, liability of Guarantor under this Guaranty shall in no way be limited or impaired by (i) any amendment or modification of the Loan Documents; (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property, except as may be released by Lender in connection with a “Permitted Disposition” pursuant to Section 7.2 of the Loan Agreement; (iv) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to the Property or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower; (v) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Loan Documents; (vi) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (vii) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; or (viii) Lender’s failure to record any of the Loan Documents (or improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other evidence of indebtedness under the Loan Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.

4.          Guaranteed Obligations Not Reduced by Offset. The Note, the Guaranteed Obligations, and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except the defense of payment and performance) of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

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5.          Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. Any amounts payable to Lender not paid when due as provided in this Section 5 shall bear interest at the Default Rate set forth in the Loan Agreement from and after the date of demand therefor until payment in full.

6.          Waivers. Guarantor hereby waives notice of (a) Lender’s acceptance of this Guaranty; (b) Borrower’s grant to Lender of a security interest, lien or encumbrance in any of Borrower’s assets; (c) Lender’s release, waiver or modification of Borrower’s obligations under the Note or any of the other Loan Documents, any other party’s guarantee of the Note or any security interest, lien or encumbrance in any other party’s assets given to Lender to secure the Note, the other Loan Documents, this Guaranty or any other party’s guarantee; (d) Lender’s amendment of the Note or any other Loan Document or agreement or instrument referred to therein; (e) presentment, demand, notice of default, non-payment, partial payment and protest and all other notices or formalities except as provided herein or in the Loan Documents; (f) extensions of time for payment of the Note or Loan granted to Borrower; and (g) acceptance of any partial payment or payments of the Note or Loan or any collateral securing the payment thereof or the settlement, subordination, discharge or release of the Note or Loan. Guarantor agrees that Lender may have, or at any time may do, any or all of the foregoing actions, in such manner, upon such terms and at such times as Lender, in its sole discretion, deems advisable, without in any way impairing, affecting, reducing or releasing Guarantor from Guarantor’s obligations under this Guaranty, and Guarantor hereby consents to each of the foregoing actions. Guarantor hereby waives (i) any defense at law or in equity based on the adequacy or value of the consideration for this Guaranty, (ii) any right or claim of right to cause a marshaling of the assets of Borrower, and (iii) any right to cause Lender to proceed against any of the security for the Loan before proceeding under this Guaranty against Guarantor or to proceed against Borrower or Guarantor in any particular order. Guarantor further agrees that any payment required to be made hereunder shall become due on demand.

7.          Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Borrower’s or Guarantor’s performance of such obligations and then only to the extent of such performance.

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8.          Subordination of Subrogation. In consideration of the benefits accruing to Guarantor from Borrower, Guarantor hereby expressly subordinates all rights of subrogation, contribution, indemnification or other similar legal or equitable rights which Guarantor may now or hereafter otherwise be entitled to assert against Borrower, whether arising by contract, by operation of law (including, without limitation, any such right arising under the Bankruptcy Code, as hereinafter defined) or otherwise with respect to or by reason of any payment by Guarantor under this Guaranty or on account of the Loan in connection herewith to, in all respects, the Loan Documents and Guarantor shall not be entitled to enforce (in any manner) or receive payment thereof until the Guaranteed Obligations have been fully satisfied. Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any amount due under this Guaranty or otherwise with respect to the Loan is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, receivership, dissolution, liquidation or reorganization of Borrower, upon or as a result of the appointment of a receiver or conservator of, or a trustee or similar officer for, Borrower, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other Person, all as though such payment had not been made and irrespective of whether such payment is returned to the party who originally made it or some other party, and notwithstanding any prior release, surrender or discharge by Lender of this Guaranty (in whole or in part) or of Guarantor. No payment so refunded or paid to any other Person shall be considered as a payment of any portion of the Indebtedness, nor shall it have the effect of reducing the liability of Guarantor hereunder. To the extent Guarantor has an equity interest in Borrower, Guarantor further agrees with Borrower, for the benefit of each of Borrower’s creditors, whether existing on the day hereof or hereafter arising, that any such payment by Guarantor shall constitute a contribution of capital by Guarantor to Borrower.

9.          Bankruptcy Code Waiver. It is the intention of the parties that the Guarantor shall not be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the United States Bankruptcy Code (the “Bankruptcy Code”)) of Borrower, or any other guarantor, by reason of the existence of this Guaranty, in the event that Borrower or any other guarantor, becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan evidenced by the Note to Borrower. After the Loan is paid in full and there shall be no obligations or liabilities under this Guaranty outstanding, this waiver shall be deemed to be automatically terminated.

10.         Enforcement. Guarantor agrees that this Guaranty may be enforced by Lender without first resorting to or exhausting any other security or collateral or without first having recourse to either or both of the Note or any of the property covered by any of the Loan Documents through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the Security Instrument or from exercising any other rights thereunder or under any of the other Loan Documents.

11.         Term. Guarantor agrees that this Guaranty shall survive the repayment and satisfaction of the Loan and shall continue in full force and effect for so long as the exceptions to Borrower’s “non-recourse” liability listed in Article X of the Loan Agreement shall remain in effect with respect to Borrower.

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12.         Notice by Guarantor. Guarantor shall promptly after obtaining knowledge thereof advise Lender in writing of (a) any governmental or regulatory actions instituted or threatened in writing affecting the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance; and (b) all claims made or threatened in writing by any third party against Borrower or the Property relating to the matters indemnified hereunder. Guarantor shall deliver to Lender any documentation or records Lender reasonably requests and which are susceptible of being obtained by Guarantor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such notices, inquiries and communications, and shall endeavor to advise Lender of any subsequent developments.

13.         Representations, Warranties and Covenants. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, and warrants and covenants to Lender, as of the date hereof, as follows:

(a)          Benefit. Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

(b)          Familiarity and Reliance. Guarantor is familiar with and has independently reviewed books and records regarding the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c)          No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)          Guarantor’s Financial Condition. After giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e)          Legality. To Guarantor’s Knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

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(f)          Survival. All representations, warranties and covenants made by Guarantor herein shall survive the execution hereof.

(g)          Review of Documents. Guarantor has examined the Note and all of the Loan Documents.

(h)          Litigation. Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows, threatened in writing before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of this Guaranty.

(i)          Tax Returns. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

(j)          Compliance with Laws. Guarantor is and shall comply with any applicable provisions of the Bank Secrecy Act, the Foreign Corrupt Practices Act or the various sanctions programs administered by Office of Foreign Assets Control.

14.         Financial Reports. Guarantor shall keep adequate books and records of account in accordance with methods acceptable to Lender, consistently applied, and furnish to Lender:

(a)          an annual balance sheet and income statement of Guarantor in the form required by Lender, prepared and certified by Guarantor, within one hundred twenty (120) days after the close of each fiscal year of Guarantor; and

(b)          such other financial information, including federal tax returns filed by Guarantor, as may be reasonably requested by Lender not more than once per calendar year (except during the existence of an Event of Default).

Additionally, Lender shall have the right to request (but under no circumstances more often than once a quarter) and Guarantor shall furnish within fifteen (15) days of such request (so long as same is sixty (60) days or more after the end of such calendar quarter): unaudited financial statements (balance sheets and income) for Carve Out Guarantor, Payment Guarantor, their general partner(s), shareholder(s) or member(s) (whichever may be applicable), and for such other principals of Borrower as designated by Lender. Lender and its accountants shall have the right to examine the records, books, management and other papers of any Guarantor which reflect upon its financial condition, at the Property or at any office regularly maintained by any Guarantor where the books and records are located. Lender and its accountants shall have the right to make copies and extracts from the foregoing records and other papers.

15.         Payment of Lender’s Expenses. Guarantor shall pay to any Lender upon demand all costs and expenses (including the reasonable fees, disbursements and charges of Lender’s attorneys) incurred by Lender (a) in connection with the enforcement of the terms of this Guaranty; or (b) in any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Guarantor or any other party) in any way relating to this Guaranty and the indemnities described herein.

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16.         No Waiver. Guarantor’s obligations hereunder shall in no way be impaired, reduced or released by reason of (a) Lender’s omission or delay to exercise any right described herein; or (b) any act or omission of Lender in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Property.

17.         Notices. Any notice or other communication required or permitted to be given under this Guaranty shall be in writing and either shall be sent by overnight courier service or personally delivered to a representative of the receiving party. All such communications shall be sent or delivered, addressed to the party for whom it is intended at its address set forth below:

If to Guarantor:	NEW YORK CITY OPERATING PARTNERSHIP, L.P.
c/o AR Global
405 Park Avenue
New York, New York 10022
Attention: General Counsel

With a courtesy
copy to:	Loeb & Loeb LLP
345 Park Avenue, 21st Floor
New York, New York 10154
Attention: Christopher L. Barbaruolo

If to Lender:	NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza, Fifth Floor
Columbus, Ohio 43215
Attention: Real Estate Investments, 1-05-701

Any communication so addressed and sent shall be deemed to have been delivered on the earliest of (1) actual delivery or (2) on the first Business Day after deposit with an overnight courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, in either case to the address of the intended addressee (except as otherwise provided in any Security Instrument), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or any Guarantor, as the case may be. Guarantor or Lender may designate a change of address within the United States of America by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

18.         Amendment and Waiver. This Guaranty may be amended only with written consent of Guarantor and Lender and observance of any term of this Guaranty may be waived only with the written consent of Lender.

19.         Severability. All provisions contained in this Guaranty are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Guaranty.

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20.         Successors and Assigns. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender, its officers, directors, shareholders, employees, agents, attorneys, successors and assigns, and any subsequent holder of the Note and the other Loan Documents, and shall be binding upon and enforceable against Guarantor and Guarantor’s heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, within one hundred twenty (120) days of the death of any Guarantor (if Guarantor is a natural person) a replacement guarantor acceptable to Lender in Lender’s sole reasonable discretion with financials equal to or greater than those of the original Guarantor, as of the Closing Date, shall execute Lender’s then current form of “Carveout Guaranty”, Lender shall receive such information, documentation and opinions as may be required by Lender in connection with such replacement guarantor, and Borrower shall reimburse Lender for all of Lender’s attorneys’ fees, costs and expenses incurred in connection with its review of the proposed replacement guarantor and the documentation of any substitution, whether or not Lender approves the proposed replacement guarantor. Notwithstanding anything to the contrary contained herein, but subject to Lender’s sole discretion and approval, Guarantor shall have the right to transfer its obligations under this Guaranty to a replacement guarantor that meets Lender’s then current underwriting standards for guarantors (including, but not limited to, (i) creditworthiness, (ii) financial condition; (iii) compliance with any applicable provisions of the Bank Secrecy Act, the Foreign Corrupt Practices Act or the various sanctions programs administered by the Office of Foreign Assets Control; and (iv) not having a prior negative guaranteeing history), as and when provided in, and subject to the applicable terms and conditions of the Loan Agreement, and upon such assumption by the replacement guarantor, the original Guarantor shall be automatically released from its liabilities and obligations hereunder from the date of such assumption and afterwards.

21.         Headings. The descriptive headings of the paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

22.         Jurisdiction and Venue. EACH OF LENDER AND GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST THE OTHER PARTY, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, LENDER’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH THE OTHER PARTY), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IN NO EVENT SHALL LENDER, ITS SUCCESSORS, ASSIGNS OR PARTICIPANTS BE LIABLE FOR SPECIFIC PERFORMANCE, ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, GUARANTOR WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State (as defined in the Loan Agreement), without regard to principles of conflicts of laws. The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the State or in the courts of the United States of America located in such State, (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. If any clauses or provisions herein contained operate, or would prospectively operate, to invalidate this Guaranty, then such clauses or provisions only shall be held for naught, as though not herein contained, and the remainder of this Guaranty shall remain operative and in full force and effect.

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23.         Consent to Service of Process. Guarantor irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 17 hereof, but nothing in this Guaranty will affect Lender’s right to serve process in any other manner permitted by law.

24.         Personal Liability. Guarantor hereby acknowledges and agrees that notwithstanding any other provision of this Guaranty, the Note, the Security Instrument or any of the other Loan Documents to the contrary, the obligations of Guarantor under this Guaranty shall be unlimited and unconditional personal obligations, and that Lender would not enter into the Loan but for the personal liability undertaken by Guarantor under this Guaranty.

25.         Parties in Interest. Nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies under or by reason of this Guaranty on any persons other than the parties to it and their respective heirs, personal representatives, successors and assigns, nor is anything in this Guaranty intended to relieve or discharge the obligation or liability of any third persons to any party to this Guaranty, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Guaranty.

26.         Multiple Parties and Joint and Several Liability. Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either of them. All obligations and liability of said guarantors shall be joint and several.

27.         Counterparts. This Guaranty may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty by electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Guaranty by electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic transmission.

28.         Exculpation. Notwithstanding anything to the contrary contained in this Guaranty or in the other Loan Documents, no principal, director, officer, employee, advisor, beneficiary, shareholder, partner, manager, member, trustee, agent or Affiliate of Guarantor (each an “Exculpated Party”; and collectively, the “Exculpated Parties”) shall have any personal liability for, nor be joined as a party with respect to (i) the payment of any sum of money which is or may be payable hereunder or under any other Loan Documents, including, but not limited to, the repayment of the Indebtedness or (ii) the performance or discharge of any covenants, obligations or undertakings of Guarantor or any Exculpated Party with respect thereto. In addition to the foregoing, anything in this Guaranty or the other Loan Documents notwithstanding, in no event will the assets of any Exculpated Party be available to satisfy the obligations of Guarantor hereunder.

[Signature Page Follows]

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[Signature Page to Carveout Guaranty]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

NEW YORK CITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	New York City REIT, Inc.,
a Maryland corporation, its general partner

	By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory